UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2015

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported on the Current Report on Form 8-K filed by SANUWAVE Health, Inc. (the “Company”), filed with the Securities and Exchange Commission on July 20, 2015, effective July 31, 2015, the Board of Directors (the “Board”) of Company has appointed Lisa E. Sundstrom to serve as the interim Chief Financial Officer of the Company. Ms. Sundstrom, age 45, joined the Company as the Controller in October 2006. Ms. Sundstrom has over 23 years of finance and accounting experience most recently with ADP (NASDAQ:ADP). Ms. Sundstrom received a Bachelor of Science degree in Accounting from The State University of New York at Geneseo.

Ms. Sundstrom has no family relationships with any executive officer or director of the Company.

Pursuant to her arrangement with the Company, Ms. Sundstrom is entitled to an annual base salary of $115,000 for the fiscal year 2015, after which time such compensation may be adjusted as determined by the Board. In addition, with respect to each full fiscal year, Ms. Sundstrom is eligible to earn an annual bonus award as determined by the Board, at the Board’s discretion.

Ms. Sundstrom is also entitled to participate in the Company’s employee benefit plans (other than annual bonus and incentive plans).

The other terms and conditions of Ms. Sundstrom’s employment will not change as a result of her appointment as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: August 6, 2015	By:	/s/ Kevin A. Richardson II
Kevin A. Richardson II
Chairman of the board of directors and Co-Chief Executive Officer